ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of July 11, 2016, by and among Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and each entity named on the signature page of this Agreement (each an “Investor” and collectively, the “Investors”).

BACKGROUND

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

B.           The Company is offering, upon the terms and conditions stated in this Agreement, up to an aggregate of (i) 1,724,137 shares (the “Shares”) of Series A-2 Convertible Preferred Stock, par value $0.0001 per share, convertible into a number of shares (“Conversion Shares”) of the Company’s Common Stock, par value $0.0001 (together with any securities into which such shares may be reclassified, the “Common Stock”), and (ii) Warrants in the form attached hereto as Exhibit A (the “Warrants”) to purchase an aggregate of 1,724,137 shares of Common Stock or Series A-2 Convertible Preferred Stock (the “Warrant Shares”) at an initial exercise price of $2.90 per Warrant Share. As used herein, “Securities” means, collectively, the Shares, Conversion Shares, the Warrants and the Warrant Shares.

C.           The Shares and the Warrants are being offered as units (the “Units”), which each Unit consisting of (i) one Share, and (ii) one Warrant to purchase one Warrant Share, all at a per Unit price of $2.90 (the “Per Unit Purchase Price”). The Units will not be certificated, and the Shares and the Warrants will be issued separately.

D.           The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors the number of Units specified on the signature page to this Agreement at the Per Unit Purchase Price.

E.           Contemporaneous with the sale of the Units, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

AGREEMENT

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Designation” means the Certificate of Designation, substantially in the form attached hereto as Exhibit C, to be filed by the Company with the Secretary of State of Delaware, establishing and defining the rights of the Shares.

“Certificates” representing any of the Securities shall mean either (i) certificates representing such Securities, or (ii) if Securities are issued in uncertificated form, then comparable share notices reflecting such Securities).

“Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Confidential Information” means trade secrets, confidential information and know-how (including, but not limited to, ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including, but not limited to, data, data bases and documentation).

“Key Employee” has the meaning set forth in Section 4.28.

“Material Adverse Effect” means a material adverse effect (i) on the business, assets, liabilities, results of operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that for purposes of this Agreement, “Material Adverse Effect” shall not include any effect attributable solely to the changes in the trading price of the Common Stock, or (ii) on the Investor’s rights as a holder of the Preferred Stock or under the Warrants.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those such contracts, instruments or agreements that have been filed as exhibits to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NASDAQ CM” has the meaning set forth in Section 4.20.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registrable Securities” means the Conversion Shares, the Warrants and the Warrant Shares, any other shares of Common Stock issuable pursuant to the terms of the Certificate of Designation or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares, the Warrants or the Warrant Shares; provided, however, that “Registrable Securities” shall not include any such shares that have been sold to the public pursuant to the Registration Statement or Rule 144 or that can be publicly sold to the public without volume restrictions pursuant to Rule 144 (and giving effect to the ability to net exercise the Warrants pursuant to the provisions of the Warrants).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” means any Investor which, together with its Affiliates, beneficially owns at least a majority of the Shares then beneficially owned by the Investors.

“Rule 144” means Rule 144 under the 1933 Act, or any successor provision.

“SEC Filings” has the meaning set forth in Section 4.7.

“Subsidiary” means any “significant” subsidiary of the Company, as defined in Article 1-02(w) of Regulation S-X.

“Trading Day” means any day on which the NYSE MKT, the NASDAQ CM, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing) is open for business.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange or trading market (with such exchange or market, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange, Inc., the NYSE or Amex, or the OTC Bulletin Board including the OTCQX or OTCQB) (a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (or other reliable source) based on a Trading Day from 9:30 a.m. (New York City time) (or such other time as the Trading Market publicly announces is the official open of trading) to 4:00 p.m. (New York City time) (or such other time as the Trading Market publicly announces is the official close of trading), (b) if no daily volume weighted average prices are reported by Bloomberg (or other reliable source), the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC, or (c) in all other cases, the fair market value of a share of Common Stock as mutually determined by the Company and Investor.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, on the Closing Date, each Investor shall purchase, and the Company shall sell and issue to each Investor, the number of Units set forth opposite the Investor’s name on the signature page attached hereto at a price per Unit equal to the Per Unit Purchase Price.

3.           Closing. The purchase and sale of the Units to be purchased by the Investors hereunder shall occur on the date hereof, subject to the satisfaction or waiver of the conditions specified in Section 6 hereof, or such other date and time as shall be mutually agreed to by the Company and the Required Investors (the “Closing”). The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” At the Closing, (i) each Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount equal to the product of (A) the number of Units being purchased by such Investor on the Closing Date, and (B) the Per Unit Purchase Price, and (ii) the Company shall cause to be issued and delivered to each Investor or its designee, by FedEx or other recognized overnight courier, Certificates or, if securities are issued in uncertificated form, written notice of issuance, representing the Shares and the Warrants purchased by such Investor at the Closing, registered in such name or names as such Investor may designate. The Closing shall take place at the offices of Weintraub Tobin Chediak Coleman & Grodin Law Corporation, 400 Capitol Mall, 11th Floor, Sacramento, California 95814 or at such other location and on such other date as the Company and the Required Investors shall mutually agree.

4.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as may be set forth in a separate written disclosure letter delivered to the Investors before the date of this Agreement (the “Disclosure Schedule”):

4.1.         Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary, unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. Except for US Compounding, Inc., there are no Subsidiaries that are not included in the list of the Company’s subsidiaries contained in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2015 (the “10-K”).

4.2.         Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities, and (iv) to adopt and file the Certificate of Designation and perform its obligations thereunder The Transaction Documents constitute, or when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles. The board of directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by the Certification of Designation, this Agreement and the other Transaction Documents (including, without limitation, the issuance of the Conversion Shares and the Warrant Shares), are in the best interest of the Company.

4.3.         Due Execution; Enforceability. This Agreement has been and, at or prior to the Closing, each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Document will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity.

4.4.         Capitalization; Debt. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of Common Stock is as set forth in the SEC Filings as of the dates set forth therein. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance in all respects with applicable state and federal securities law, except as would not reasonably be expected to have a Material Adverse Effect. The Company owns all outstanding shares of each Subsidiary. Except as reflected in the SEC Filings or in the Disclosure Schedule, no Person is entitled to pre-emptive rights with respect to any securities of the Company. Except as reflected in the SEC Filings or in the Disclosure Schedule, there are no outstanding warrants, options, convertible securities, or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any material amounts of equity securities of any kind. Except as reflected in the SEC Filings or in the Disclosure Schedule and, except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, or right of first purchase agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as reflected in the SEC Filings or in the Disclosure Schedule and, except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act. Except as reflected in the SEC Filings, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors). Except as reflected in the SEC Filings, the Company does not have outstanding stockholder rights plans or “poison pill” or any similar arrangement in effect giving stockholders the right to purchase any equity interest in the Company upon the occurrence of certain events. Except as disclosed in the SEC Filings, the Company has no material indebtedness outstanding as of the date hereof.

4.5.         Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and will be delivered in compliance with all applicable federal and state securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants or conversion of the Shares, the Warrant Shares and Conversion Shares (as the case may be) will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and, except for those created by the Investors, and will be delivered in compliance with all applicable federal and state securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Shares and the exercise of the Warrants.

4.6.         Consents. Except as reflected in the SEC Filings or in the Disclosure Schedule, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.7.        Delivery of SEC Filings; Business. The Company has filed with the SEC all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the SEC since April 1, 2014 (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby and the next Quarterly Report on Form 10-Q or Annual Report on Form 10-K) that would require the filing of, or with respect to which the Company intends to file, a Current Report on Form 8-K after the Closing. The Company and its Subsidiaries are engaged in all material respects only in the business reflected in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.8.         Use of Proceeds. The net proceeds of the sale of the Units hereunder shall be used by the Company for general corporate purposes, which may include without limitation working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of or investments in new companies, technologies or products, and payment of indebtedness or obligations.

4.9.         No Material Adverse Change. Since March 31, 2016, except as reflected in the SEC Filings or as contemplated by the offer and sale of the Units, there has not been:

(a)          any material adverse change nor any material adverse development in the business, consolidated assets, liabilities, financial condition or operating results of the Company;

(b)          any change by the Company in its accounting principles, policies and methods, except as required by changes in United States generally accepted accounting principles applied on a consistent basis (“GAAP”) or applicable law;

(c)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(d)          any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries;

(e)          any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(f)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business;

(g)          any change or amendment to the Company’s Restated Certificate of Incorporation or Bylaws, or material change to any Material Contract by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(h)          any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(i)           any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(j)           the loss of the services of any Key Employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(k)          the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(l)           any action taken by the by the Company or a Subsidiary to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any facts which would reasonably lead a creditor to do so; or

(m)         any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.10.       SEC Filings. At the time of filing thereof, the SEC Filings (including all exhibits and schedules thereto and the documents incorporated by reference therein) complied in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Filings have been filed as required.

4.11.       No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities does not and will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Restated Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) to any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not had, and could not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

4.12.       Tax Matters. The Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority, except for any assessment which could not be reasonably expected to have a Material Adverse Effect. All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no material tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as reflected in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. The Company has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

4.13.       Title to Properties. Except as reflected in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and, except as reflected in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.14.       Certificates, Authorities and Permits. The Company and each Subsidiary possess all material certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.15.       Labor Matters.

(a)          The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)          (i)          There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)          The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)          Except as reflected in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e)          To the Company’s Knowledge, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing, except as could not reasonably be expected to have a Material Adverse Effect.

4.16.       Intellectual Property. Except as reflected in the SEC Filings:

(a)          All material Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. No Intellectual Property of the Company or its Subsidiaries which is material to the Company and necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted is involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent owned by the Company or its Subsidiaries is involved in any interference, reissue, re-examination or opposition proceeding.

(b)          All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are material to the Company and necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and to the Company’s Knowledge there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement, in each case that would reasonably be expected to have a Material Adverse Effect.

(c)          The Company and its Subsidiaries own or have the valid right to use all of the material Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. To the Company’s Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all material third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(d)          All material licenses or other material agreements under which the Company is granted Intellectual Property are in full force and effect and, to the Company’s Knowledge, there is no material default by any other party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e)          To the Company’s Knowledge (without having conducted any specific investigation), the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with in any material respect (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, except as could not reasonably be expected to have a Material Adverse Effect, and, to the Company’s Knowledge the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are material to the Company and necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(f)          The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(g)          The Company has taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Neither the Company nor, to the Company’s Knowledge, any of its employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or result in any former employers of such employees having any rights in, or claims on, the Company’s Intellectual Property. Each current and former employee, consultant and contractor who has had access to Confidential Information which is material to the Company and necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement or is otherwise under an obligation to maintain the confidentiality of such Confidential Information, and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property. To the Company’s Knowledge, the Company is not making any material unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company.

4.17.       Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.18.        Litigation. Except as reflected in the SEC Filings, there are no material pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Except as reflected in the Company’s previous annual reports on Form 10-K and Form 10-KT, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director, officer or employee thereof, is or since April 1, 2009 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.19.       Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements in the SEC Filings, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in each SEC Filing and which, individually or in the aggregate, are not material to the business or financial condition of the Company.

4.20.       Nasdaq Compliance. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on The NASDAQ Capital Market (the “Nasdaq CM”) maintained by NASDAQ Stock Market LLC (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or removal from quotation of the Common Stock from the Nasdaq CM, nor has the Company received any notification that the SEC, NASDAQ or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

4.21.       No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf (i) has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the transactions contemplated by this Agreement, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the 1933 Act.

4.22.       Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 hereof and compliance by the Investors with the terms of the Transaction Documents, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.23.       Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.24.       Transactions with Affiliates. Except as reflected in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any material transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25.       Internal Controls. Except as reflected in the SEC Filings, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, during the period in which the Company’s most recently filed periodic report under the 1934 Act is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.

4.26.       Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.27.       Key Employees. Each of the Company’s executive officers (as defined in Rule 405 under the 1933 Act) (each, a “Key Employee”) is currently serving in the capacity described in the SEC Filings. The Company has no knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved, and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

4.28.       ERISA. The Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

4.29.       Form S-3. The Company is eligible to register the Registrable Securities for resale by the Investors on a registration statement on Form S-3 under the 1933 Act. To the Company’s Knowledge, there exist no facts or circumstances (including, without limitation, any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

4.30.       Fees. Except as reflected in the Disclosure Schedule or as contemplated by Section 9.6 hereof, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Investors from and against any claim against the Investors by any Person alleging that, as a result of any agreement or arrangement between such Person and the Company, the Investors is obligated to pay any such compensation fee, cost or related expenditure in connection with the transactions contemplated hereby or the other Transaction Documents.

4.31.       Insurance. The Company maintains insurance in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company is engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost, other than normal increases in the industry. Without limiting the generality of the foregoing, the Company maintains directors and officers insurance in an amount deemed to be reasonable and appropriate by the Company’s board of directors.

4.32.       Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities.

4.33.       Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

4.34.       Embargoed Person. None of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

4.35.       Solvency. After giving effect to the transactions contemplated by this Agreement, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing indebtedness as such indebtedness matures or is otherwise payable, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all indebtedness when such indebtedness is required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

4.36.       Customers. The relationships of the Company with its customers are maintained on commercially reasonable terms. To the Company’s Knowledge, no customer of the Company has any plan or intention to terminate its agreement with the Company, which termination would reasonably be expected to have a Material Adverse Effect.

4.37.        Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares and issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares in accordance with the terms of the Certificate of Designation and Warrants, respectively, is unconditional regardless of the effect of any such dilution.

4.38.       Full Disclosure. The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investors by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor’s due diligence investigation of the Company, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information. The Company acknowledges that such Investor is relying on the representations, acknowledgments and agreements made by the Company in this Section and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

4.39.       Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

4.40.       Acknowledgement Regarding Investors’ Acquisition of Securities. The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investors or any of its representatives or agents in connection therewith is merely incidental to the Investors’ acquisition of the Securities. The Company further represents to the Investors that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investors have not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 5 of this Agreement.

5.            Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company that:

5.1.         Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2.          Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each constitutes, or upon execution and delivery thereof by such Investor will constitute, the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.         Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.         Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.         Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6.         Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7.         Legends. It is understood that certificates evidencing the Securities may bear the following or any similar legend (and if Securities are issued in uncertificated form, the Company may impose comparable restrictions on such uncertificated securities):

(a)          “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred, unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) such securities may be sold pursuant to Rule 144 or other applicable exemption from applicable securities laws. The issuer may require an opinion of counsel to the holder of these securities, in form and substance reasonably satisfactory to the issuer, that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)          If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8.         Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9.         Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission or fee pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.            Conditions to Closing.

6.1.         Conditions to the Investors’ Obligations. Each Investor’s obligation to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)          The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)          The Company shall have obtained any and all material consents, permits, approvals, registrations and waivers that are necessary for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)          The Company shall have executed and delivered the Registration Rights Agreement.

(d)          The Certificate of Designation shall have been filed with the Delaware Secretary of State, and delivered to such Investor written evidence of the acceptance of such filing.

(e)          The Company shall have delivered to such Investor duly executed Warrants and certificates representing the Preferred Shares being purchased by such Investor at the Closing.

(f)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)          The Company shall have delivered to such Investor a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 6.1.

(h)          The Company shall have delivered to such Investor a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Restated Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i)           The Investor shall have received an opinion from Weintraub Tobin Chediak Coleman Grodin Law Corporation, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Required Investors and addressing such legal matters as the Required Investors may reasonably request.

(j)           No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(k)          The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the exercise of Warrants to be issued at the Closing.

(l)           There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transaction contemplated hereby and by the other Transaction Documents.

(m)         There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent SEC Filing.

(n)          The Common Stock shall be listed on the NASDAQ CM.

6.2.         Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)          The Investors shall have executed and delivered the Registration Rights Agreement.

(c)          The Investors shall have paid in full the purchase price for the Units purchased by the Investors hereunder.

6.3.         Termination of Obligations to Effect Closing; Effects.

(a)          The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)          Upon the mutual written consent of the Company and the Investors;

(ii)         By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)        By the Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investors; or

(iv)        By either the Company or the Investors if the Closing has not occurred on or prior to August 31, 2016;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)          Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.            Covenants and Agreements of the Company.

7.1.         Reservation of Common Stock. The Company shall, on the Closing Date and at all times thereafter, reserve and keep available out of its authorized, but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and exercise of the Warrants, such number of shares of Common Stock and Preferred Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Shares and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms (the “Reserved Amount”). While the Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining prior written consent of the Investors.

7.2.         No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3.         Removal of Legends. The Company shall, no later than three Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent (with notice to the Company) of (i) a notice that any of the Securities held by an Investor have been or will be sold pursuant to a registration statement or Rule 144 under the 1933 Act or are eligible for sale without restriction under Rule 144 or that such legend is not otherwise required, (ii) in the case of a Rule 144 transaction, a representation by such Investor and such Investor’s broker, as applicable, that the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Securities that is free from all restrictive and other legends; or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Securities represented by the certificate so delivered by the Investor (the date by which such certificate is required to be delivered to the Investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Securities that is free from all restrictive and other legends, or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Securities represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1.0% (increasing to 2.0% if shares are not delivered following the tenth (10) Trading Day) of the product of (A) the sum of the number of Securities not issued to the Investor on a timely basis and to which the Investor is entitled, and (B) the VWAP for the five (5) Trading Day period immediately preceding the Required Delivery Date). In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit such Investor’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.

7.4.         Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement or any of the other Transaction Documents, unless the same consideration is also offered to all of the parties thereto. For clarification purposes, this provision constitutes a separate right granted to the Investors by the Company and negotiated separately by the Investors, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as such Persons acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.5.         Non-Public Information. Upon delivery by the Company to an Investor after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Securities are held by such Investor, unless the Company has in good faith determined that the matters relating to such notice or information do not constitute material, nonpublic information relating to the Company or, unless such information is delivered to such Investor pursuant to a nondisclosure agreement between the Company and such Investor whereby such Investor has agreed to maintain material nonpublic information in confidence, the Company shall within four (4) days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to an Investor contains material, nonpublic information relating to the Company, the Company shall so indicate to the Investor prior to delivery of such notice or information. In the absence of any such Company indication, the Investor shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company. The Investor shall have five (5) days to notify the Company that Investor elects not to receive such information. In the case that Investor elects not to receive such information, the Company will not deliver such information to such Investor; provided that such failure to provide such information will not be deemed to be a default by the Company under the Transaction Documents. If the Investor does not make such an election, then the Investor agrees to maintain any material nonpublic information so disclosed by the Company in confidence.

7.6.         Conduct of Business. For so long as the Warrants remain outstanding, the Company agrees that it will (i) maintain its corporate existence in good standing, (ii) comply in all material respects with all laws, rules, ordinances and regulations of all governmental authorities, (iii) maintain, keep and preserve all of its properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iv) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a lien upon any of its property, except in each of the above instances where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (v) timely file with the SEC all reports required to be filed pursuant to the 1934 Act and refrain from terminating its status as an issuer required by the 1934 Act to file reports thereunder even if the 1934 Act or the rules or regulations thereunder would permit such termination.

7.7.         Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as set forth in Section 4.8; provided, however, that the Company shall not use such proceeds (i) to pay any dividend or make any distribution on any such securities, or (ii) to repay any loan made to or incurred by any Key Employee or Affiliate of the Company.

7.8.         Listing. The Company (i) has, or promptly following the Closing shall, use its best efforts to include all of the Conversion Shares issuable upon conversion of the Preferred Shares and all of the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitation on such conversion or exercise) for listing on the NASDAQ CM, and (ii) shall use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on the NASDAQ CM following the Closing Date.

8.            Survival, Indemnification and Remedies.

8.1.        Survival. The representations, warranties, covenants, indemnities and agreements contained in this Agreement, in the Certificate of Designation and in the other Transaction Documents shall survive the Closing of the transactions contemplated by this Agreement.

8.2.         Indemnification. In consideration of an Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 8.2, the Company shall indemnify and hold harmless each Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party, or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under this Section 8.2 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 8.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

8.3.          Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) in the reasonable judgment of any such person, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person), or (d) if such Claim seeks any equitable relief or alleges any legal, regulatory or ethical violations by such person; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood and agreed that the indemnifying party shall not, in connection with any Claim in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Investor Indemnified Persons. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, or (ii) that includes the granting of any equitable relief or the admission by the indemnified party of its officers, directors, managers, partners or Affiliates of any legal, regulatory or ethical violations.

8.4.         Remedies. Investors shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which Investors have been granted at any time under any other agreement or contract and all of the rights which Investors has under any law. The Company recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.           Miscellaneous.

9.1.         Successors and Assigns. After the Closing, each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of Preferred Shares or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.         Independent Nature of Investors Obligations and Rights. The obligations of the Investors under the Transaction Documents are several and not joint, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document Nothing contained herein or in any other Transaction Document, and no action taken by an Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each of the Investors to purchase securities pursuant to the Transaction Documents has been made by such Investors independently of any other Investors.

9.3.         Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.4.         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5.         Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telecopier, then such notice shall be deemed given one Business Day after transmission with written confirmation of successful transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient, or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier with written confirmation of successful delivery. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130

Attention: Dennis J. Carlo, Ph.D.

Fax: (866) 893-3622

With a copy to:

Weintraub Tobin Chediak Coleman Grodin Law Corporation
400 Capitol Mall, 11th Floor
Sacramento, CA 95814

Attention: C. Kevin Kelso, Esq.

Fax: (916) 446-1611

If to the Investor:

to the address set forth on the signature page hereto.

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199

Attention: Joel F. Freedman, Esq.

Fax: (617) 235-0375

9.6.         Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Ropes & Gray LLP, counsel to the Investors, in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including review of the Registration Statement contemplated by the Registration Rights Agreement). An estimate of the fees and expenses of Ropes & Gray, LLP may be paid by check delivered or wire transfer to Ropes & Gray, LLP at the Closing by any Investor, the amount of such check or wire transfer being deducted from the aggregate amount to be delivered by such entity at the Closing for the Securities to be purchased by it hereunder. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party that does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.7.         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.8.         Publicity. Except as set forth below, no initial public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or an Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Required Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or an Investor, as the case may be, shall allow the Required Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. No later than the fourth trading day following the execution and delivery of this Agreement, the Company will file a Current Report on Form 8-K describing the transactions contemplated by this Agreement.

9.9.         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.10.       Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.11.       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12.       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts located in New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Company:

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ DENNIS J. CARLO, PH.D.
Name:	Dennis J. Carlo, Ph.D.
Title:	Chief Executive Officer

[Investor Signature Page Follows]

Investor Signature Page

ADDRESS FOR DELIVERY:

Attention:

Tel:

Fax:

E-mail:

Aggregate Purchase Price:	$

Units Purchased: